Exhibit 23-a






                      OPINION AND CONSENT OF COUNSEL

As Senior Vice President and Chief Legal Officer of Kansas City Power & Light Company, I have reviewed the statements as to matters of law and legal conclusions in the Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and consent to the incorporation by reference of such statements in the Company's previously-filed Form S-3 Registration Statements (Registration No. 33-54196 and Registration No. 33-51799) and Form S-8 Registration Statements and (Registration No. 33-45618 and Registration
No. 33-62942).



                                           /s/Samuel P. Cowley
                                              Samuel P. Cowley

Kansas City, Missouri
March 25, 1993